Exhibit 99.1
DoorDash Releases First Quarter 2023 Financial Results

May 4, 2023
SAN FRANCISCO--(BUSINESS WIRE)-- DoorDash Inc. (NYSE: DASH) today announced its financial results for the quarter ended March 31, 2023. In addition to our financial results below, our letter to shareholders is available on the DoorDash investor relations website at http://ir.doordash.com.
DoorDash continued to execute extremely well in Q1 2023 and we are proud of our team's outstanding performance in service of our stakeholders. In Q1 2023, our focus on inputs and deep attention to detail drove strong and stable growth in our U.S. restaurant category, outsized growth in our non-restaurant categories and international markets, improved operating efficiency in many areas of our business, and disciplined expense management.
First Quarter 2023 Key Financial Metrics
•Total Orders increased 27% year-over-year (Y/Y) to 512 million and Marketplace GOV increased 29% Y/Y to $15.9 billion.
•Revenue increased 40% Y/Y to $2.0 billion and Net Revenue Margin increased to 12.8% from 11.8% in Q1 2022.
•GAAP Net Loss including redeemable non-controlling interests was $162 million compared to $167 million in Q1 2022, and Adjusted EBITDA increased to $204 million from $54 million in Q1 2022.

	Three Months Ended
(in millions, except percentages)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023
Total Orders	404	426	439	467	512
Total Orders Y/Y growth	23%	23%	27%	27%	27%
Marketplace GOV	$12,353	$13,081	$13,534	$14,446	$15,913
Marketplace GOV Y/Y growth	25%	25%	30%	29%	29%
Revenue	$1,456	$1,608	$1,701	$1,818	$2,035
Revenue Y/Y growth	35%	30%	33%	40%	40%
Net Revenue Margin	11.8%	12.3%	12.6%	12.6%	12.8%
GAAP Gross Profit	$662	$686	$714	$762	$921
GAAP Gross Profit as a % of Marketplace GOV	5.4%	5.2%	5.3%	5.3%	5.8%
Contribution Profit	$319	$381	$420	$447	$533
Contribution Profit as a % of Marketplace GOV	2.6%	2.9%	3.1%	3.1%	3.3%
GAAP Net Loss including redeemable non-controlling interests	$(167)	$(263)	$(296)	$(642)	$(162)
GAAP Net Loss including redeemable non-controlling interests as a % of Marketplace GOV	(1.4)%	(2.0)%	(2.2)%	(4.4)%	(1.0)%
Adjusted EBITDA	$54	$103	$87	$117	$204
Adjusted EBITDA as a % of Marketplace GOV	0.4%	0.8%	0.6%	0.8%	1.3%
Basic shares, options and RSUs outstanding as of period end	395	448	446	452	444

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Our Performance in Q1 2023
Rigorous execution and continued investment helped drive progress against many of our key strategic and financial goals in Q1 2023. On a reported basis, we drove Total Orders up 27% Y/Y and Marketplace GOV up 29% Y/Y in Q1 2023. On a pro forma basis, including the results from Wolt for both periods, we drove Total Orders up 17% Y/Y and Marketplace GOV up 20% Y/Y in Q1 2023, with contributions from many categories and countries.
In our U.S. restaurant category in Q1 2023, we drove Y/Y growth in Total Orders that accelerated slightly compared to Q4 2022, and Y/Y growth in Marketplace GOV that was consistent with Q4 2022. The growth in the U.S. restaurant category in Q1 2023 was driven by strong underlying consumer behavior, as retention increased compared to Q4 2022 and order frequency reached an all-time high. Based on third-party data, we believe we gained share in the U.S. restaurant category in the quarter.
We continued to make significant investments to improve the experience we offer in our non-restaurant categories and international markets in Q1 2023. Y/Y growth in Total Orders from our non-restaurant categories in Q1 2023 remained significantly higher than Y/Y growth in our U.S. restaurant category. Based on third-party data, we believe we gained category share in the U.S. convenience and U.S. grocery categories during the quarter. Marketplace GOV in our international markets grew by double-digits quarter-over-quarter (Q/Q)1 in Q1 2023 and, based on third-party data, we believe we grew faster than many of our peers and gained category share in many individual markets and in our international markets as a whole in the quarter.
In addition to strong growth, we drove improved operating efficiency in many areas of our business in Q1 2023. Our U.S. restaurant category, new verticals categories, and international markets all contributed to Y/Y and Q/Q improvements to Contribution Profit as a percentage of Marketplace GOV.
We managed operating expenses with discipline in Q1 2023. Combined, GAAP research and development expenses and GAAP general and administrative expenses increased 31% Y/Y to $516 million in Q1 2023 from $393 million in Q1 2022, but decreased 6% Q/Q from $550 million in Q4 2022. Our goal is to continue managing operating expenses with discipline, while ensuring we support the growth in our business.
In February 2023, our board of directors authorized the repurchase of up to $750 million shares of our Class A common stock. At recent prices, we believe repurchasing our stock is an attractive use of capital. To date, we have repurchased a total of 8.5 million shares of our Class A common stock for $500 million under the board's authorization. Based on our current forecast for stock issuances, we now expect net dilution in 2023 to be around 1%, prior to any additional potential stock repurchases. There is currently $250 million remaining under the current stock repurchase authorization. We may or may not repurchase any portion of the remaining amount.
We have substantially expanded the scale and scope of our platform in recent years and we are proud of the important progress we made in many key areas in Q1 2023. We look forward to continuing to execute against the inputs in our business, and hope our efforts create strong outputs for consumers, merchants, Dashers, and our shareholders.
Financial Outlook

Period	Marketplace GOV	Adj. EBITDA
Q2	$15.9 billion - $16.2 billion	$180 million - $230 million
2023	$63.0 billion - $64.5 billion	$600 million - $900 million
Our outlook assumes that key foreign currency rates remain relatively stable at current levels. Our outlook also anticipates significant levels of ongoing investment in new categories and international markets. We caution investors that consumer
1 On a Y/Y basis, Marketplace GOV in our international markets increased by well over 200%, due largely to the acquisition of Wolt in May 2022.

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spending in any of our geographies could deteriorate relative to our outlook, which could drive results below our expectations. Additionally, our increasing international exposure heightens risks associated with operating in foreign markets, including geopolitical and currency risks. Changes in the international operating environment could negatively impact results versus our current outlook.

We have not provided GAAP net loss outlook or a reconciliation of Adjusted EBITDA to GAAP net loss as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, taxes and other items. Accordingly, a reconciliation of Adjusted EBITDA to GAAP net loss is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP metrics in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" below.
Q1 2023 Financial and Operational Highlights
In Q1 2023, Total Orders increased 27% Y/Y to 512 million from 404 million in Q1 2022. Growth in Total Orders was driven by Y/Y growth in consumers and consumer engagement and the addition of Wolt.
Marketplace GOV increased 29% Y/Y to $15.9 billion in Q1 2023 from $12.4 billion in Q1 2022. The Y/Y growth in Marketplace GOV was driven primarily by organic growth in Total Orders and the addition of Wolt.
Revenue increased 40% Y/Y to $2.0 billion in Q1 2023 from $1.5 billion in Q1 2022, driven by growth in Marketplace GOV, the addition of Wolt, improved logistics efficiency, and lower credits and refunds as a percentage of Marketplace GOV. Net Revenue Margin, defined as revenue as a percentage of Marketplace GOV, increased to 12.8% in Q1 2023 from 11.8% in Q1 2022.
GAAP cost of revenue, exclusive of depreciation and amortization, increased 40% to $1.1 billion in Q1 2023 from $763 million in Q1 2022. Adjusted cost of revenue increased by 40% Y/Y to $1.0 billion in Q1 2023 from $742 million in Q1 2022. The increase in adjusted cost of revenue was driven by growth in Total Orders, increased insurance reserves, and costs associated with our first party distribution business, as well as an increase in headcount.
GAAP gross profit increased 39% to $921 million in Q1 2023 from $662 million in Q1 2022. GAAP gross profit as a percentage of Marketplace GOV increased to 5.8% in Q1 2023 from 5.4% in Q1 2022. Q1 2023 Adjusted Gross Profit increased 40% Y/Y to $999 million. Adjusted Gross Profit as a percentage of Marketplace GOV increased to 6.3% in Q1 2023 from 5.8% in Q1 2022 due primarily to the increase in Net Revenue Margin.
GAAP sales and marketing expenses increased 20% to $496 million in Q1 2023 from $414 million in Q1 2022. Q1 2023 adjusted sales and marketing expense increased 18% Y/Y to $466 million, driven by an increase in advertising costs and an increase in headcount, including advertising costs and headcount associated with the addition of Wolt.
Contribution Profit increased 67% Y/Y to $533 million in Q1 2023 from $319 million in Q1 2022. Contribution Profit as a percentage of Marketplace GOV increased to 3.3% in Q1 2023 from 2.6% in Q1 2022.
GAAP research and development expenses increased 56% to $231 million in Q1 2023 from $148 million in Q1 2022. Q1 2023 adjusted research and development expenses increased 47% Y/Y to $129 million, driven by growth in headcount, including headcount associated with the addition of Wolt.
GAAP general and administrative expenses increased 16% to $285 million in Q1 2023 from $245 million in Q1 2022. Q1 2023 adjusted general and administrative expenses increased 13% Y/Y to $200 million, driven primarily by growth in headcount, including headcount associated with the addition of Wolt.
GAAP net loss including redeemable non-controlling interests was $162 million in Q1 2023 compared to a GAAP net loss including redeemable non-controlling interests of $167 million in Q1 2022. Q1 2023 Adjusted EBITDA was $204 million compared to $54 million for Q1 2022.

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Operating cash flow in Q1 2023 was $397 million and Free Cash Flow was $316 million. On a trailing 12-month basis, we generated operating cash flow of $784 million and Free Cash Flow of $428 million.

Analyst and Investor Conference Call and Earnings Webcast

DoorDash will host a conference call and webcast to discuss our quarterly results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Those interested in listening to the call can register and attend by visiting our Investor Relations page at https://ir.doordash.com. An archived webcast will be available on our Investor Relations page shortly after the call.

Available Information
We announce material information to the public about us, our products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the investor relations section of our website (ir.doordash.com), our blog (doordash.news), and our Twitter account (@DoorDash) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” "aim", "try", “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements in this release include, but are not limited to, our expectations regarding our financial position and operating performance, including our outlook and guidance for the second quarter and full year 2023, our expectations regarding the Wolt business and our international business, our plans and expectations regarding our investment approach, our expectations regarding our local commerce opportunity, trends in our business, including the effect of the macroeconomic environment, inflation, consumer spending, and demand for our platform and for local commerce platforms in general, and our plans and expectations regarding share dilution, including our share repurchase authorization, and our ability to manage dilution. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth and corporate culture, financial performance, including our ability to forecast our performance due to our limited operating history, investments in new geographies, products, or offerings, our ability to attract merchants, consumers, and Dashers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation. The forward-looking statements contained in this release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our quarterly reports on Form 10-Q. All forward-looking statements in this release are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures
To supplement our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and

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administrative expense, Contribution Profit (Loss), Contribution Margin, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow. We use these financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.
We define adjusted cost of revenue as cost of revenue, exclusive of depreciation and amortization, excluding stock-based compensation expense and certain payroll tax expense, allocated overhead, and inventory write off related to restructuring. Allocated overhead is determined based on an allocation of shared costs, such as facilities (including rent and utilities) and information technology costs, among all departments based on employee headcount. We define adjusted sales and marketing expense as sales and marketing expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted research and development expense as research and development expenses excluding stock-based compensation expense and certain payroll tax expense, and allocated overhead. We define adjusted general and administrative expense as general and administrative expenses excluding stock-based compensation expense and certain payroll tax expense, certain legal, tax, and regulatory settlements, reserves, and expenses, transaction-related costs (primarily consists of acquisition, integration, and investment related costs), impairment expenses, and including allocated overhead from cost of revenue, sales and marketing, and research and development.
We define Adjusted Gross Profit (Loss) as gross profit (loss) plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue, (iii) allocated overhead included in cost of revenue, and (iv) inventory write off related to restructuring. Gross profit (loss) is defined as revenue less (i) cost of revenue, exclusive of depreciation and amortization and (ii) depreciation and amortization related to cost of revenue. Adjusted Gross Margin is defined as Adjusted Gross Profit (Loss) as a percentage of revenue for the same period.
We define Contribution Profit (Loss) as our gross profit (loss) less sales and marketing expense plus (i) depreciation and amortization expense related to cost of revenue, (ii) stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing expenses, (iii) allocated overhead included in cost of revenue and sales and marketing expenses, and (iv) inventory write off related to restructuring. We define gross margin as gross profit (loss) as a percentage of revenue for the same period and we define Contribution Margin as Contribution Profit (Loss) as a percentage of revenue for the same period. Wolt Contribution Profit (Loss) is defined in the same manner, but relates only to Wolt financial results.
Adjusted EBITDA is a measure that we use to assess our operating performance and the operating leverage in our business. We define Adjusted EBITDA as net income (loss) including redeemable non-controlling interests, adjusted to exclude (i) certain legal, tax, and regulatory settlements, reserves, and expenses, (ii) loss on disposal of property and equipment, (iii) transaction-related costs (primarily consists of acquisition, integration, and investment related costs), (iv) impairment expenses, (v) restructuring charges, (vi) inventory write off related to restructuring, (vii) provision for (benefit from) income taxes, (viii) interest (income) expense, net, (ix) other (income) expense, net, (x) stock-based compensation expense and certain payroll tax expense, and (xi) depreciation and amortization expense.
We define Free Cash Flow as cash flows from operating activities less purchases of property and equipment and capitalized software and website development costs.

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We define Total Orders as all orders completed through our marketplaces and platform services businesses over the period of measurement.
We define Marketplace GOV as the total dollar value of orders completed on our marketplaces, including taxes, tips, and any applicable consumer fees, including membership fees related to DashPass and Wolt+. Marketplace orders include orders completed through Pickup and DoorDash for Work. Marketplace GOV does not include the dollar value of orders, taxes and tips, or fees charged to merchants, for orders fulfilled through Drive, Storefront, or Bbot.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. Thus, our adjusted cost of revenue, adjusted sales and marketing expense, adjusted research and development expense, adjusted general and administrative expense, Contribution Profit (Loss), Contribution Margin, Adjusted Gross Profit (Loss), Adjusted Gross Margin, Adjusted EBITDA, and Free Cash Flow should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

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DOORDASH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 31, 2022	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,977	$1,833
Short-term marketable securities	1,544	1,573
Funds held at payment processors	441	290
Accounts receivable, net	400	382
Prepaid expenses and other current assets	358	509
Total current assets	4,720	4,587
Long-term restricted cash	211	278
Long-term marketable securities	397	314
Operating lease right-of-use assets	436	414
Property and equipment, net	637	656
Intangible assets, net	765	743
Goodwill	2,370	2,403
Non-marketable equity securities	124	125
Other assets	129	126
Total assets	$9,789	$9,646
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$157	$208
Operating lease liabilities	55	55
Accrued expenses and other current liabilities	2,332	2,388
Total current liabilities	2,544	2,651
Operating lease liabilities	456	437
Other liabilities	21	27
Total liabilities	3,021	3,115
Redeemable non-controlling interests	14	13
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	10,633	10,900
Accumulated other comprehensive (loss) income	(33)	18
Accumulated deficit	(3,846)	(4,400)
Total stockholders’ equity	6,754	6,518
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$9,789	$9,646

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DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Revenue	$1,456	$2,035
Costs and expenses:
Cost of revenue, exclusive of depreciation and amortization shown separately below	763	1,069
Sales and marketing	414	496
Research and development	148	231
General and administrative	245	285
Depreciation and amortization	59	123
Restructuring charges	—	2
Total costs and expenses	1,629	2,206
Loss from operations	(173)	(171)
Interest income	1	28
Interest expense	—	(1)
Other income (expense), net	5	(1)
Loss before income taxes	(167)	(145)
Provision for income taxes	—	17
Net loss including redeemable non-controlling interests	(167)	(162)
Less: net loss attributable to redeemable non-controlling interests	—	(1)
Net loss attributable to DoorDash, Inc. common stockholders	$(167)	$(161)
Net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	$(0.48)	$(0.41)
Weighted-average number of shares outstanding used to compute net loss per share attributable to DoorDash, Inc. common stockholders, basic and diluted	349,219	390,397

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DOORDASH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2022	2023
Cash flows from operating activities
Net loss including redeemable non-controlling interests	$(167)	$(162)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	59	123
Stock-based compensation	129	230
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	16	32
Other	3	4
Changes in assets and liabilities, net of assets acquired and liabilities assumed from acquisitions:
Funds held at payment processors	30	151
Accounts receivable, net	25	17
Prepaid expenses and other current assets	(68)	(75)
Other assets	(23)	(8)
Accounts payable	34	61
Accrued expenses and other current liabilities	(44)	51
Payments for operating lease liabilities	(14)	(32)
Other liabilities	—	5
Net cash (used in) provided by operating activities	(20)	397
Cash flows from investing activities
Purchases of property and equipment	(32)	(39)
Capitalized software and website development costs	(39)	(42)
Purchases of marketable securities	(656)	(434)
Maturities of marketable securities	351	504
Sales of marketable securities	201	2
Net cash used in acquisitions	(71)	—
Other investing activities	—	(1)
Net cash used in investing activities	(246)	(10)
Cash flows from financing activities
Proceeds from exercise of stock options	5	2
Repurchase of common stock	—	(392)
Net cash provided by (used in) financing activities	5	(390)
Foreign currency effect on cash, cash equivalents, and restricted cash	1	1
Net decrease in cash, cash equivalents, and restricted cash	(260)	(2)
Cash, cash equivalents, and restricted cash
Cash, cash equivalents, and restricted cash, beginning of period	2,506	2,188
Cash, cash equivalents, and restricted cash, end of period	$2,246	$2,186
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$2,243	$1,833
Restricted cash included in prepaid expenses and other current assets	—	75
Long-term restricted cash	3	278
Total cash, cash equivalents, and restricted cash	$2,246	$2,186
Non-cash investing and financing activities
Purchases of property and equipment not yet settled	$33	$27
Stock-based compensation included in capitalized software and website development costs	$28	$35

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DOORDASH, INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(In millions)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023

Cost of revenue, exclusive of depreciation and amortization	$763	$880	$931	$1,014	$1,069
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(12)	(31)	(29)	(31)	(24)
Allocated overhead	(9)	(8)	(7)	(8)	(9)
Inventory write-off related to restructuring	—	(2)	—	—	—
Adjusted cost of revenue	$742	$839	$895	$975	$1,036

Sales and marketing	$414	$421	$418	$429	$496
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(14)	(29)	(27)	(28)	(24)
Allocated overhead	(5)	(4)	(5)	(5)	(6)
Adjusted sales and marketing	$395	$388	$386	$396	$466

Research and development	$148	$205	$226	$250	$231
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(56)	(95)	(99)	(116)	(98)
Allocated overhead	(4)	(4)	(5)	(3)	(4)
Adjusted research and development	$88	$106	$122	$131	$129

General and administrative	$245	$291	$311	$300	$285
Adjusted to exclude the following:
Stock-based compensation expense and certain payroll tax expense	(48)	(76)	(96)	(93)	(84)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	(24)	(15)	(14)	(19)	(19)
Transaction-related costs(2)	(14)	(44)	(7)	(3)	(1)
Impairment expenses(3)	—	—	—	(2)	—
Allocated overhead from cost of revenue, sales and marketing, and research and development	18	16	17	16	19
Adjusted general and administrative	$177	$172	$211	$199	$200

(1)We exclude certain costs and expenses from our calculation of adjusted general and administrative expense because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) costs related to the settlement of an intellectual property matter, (iv) expenses related to supporting various policy matters, including those related to worker classification and price controls, and (v) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of adjusted general and administrative expense because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.

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Reconciliation of gross profit to Contribution Profit

	Three Months Ended
(In millions, except percentages)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023

Revenue	$1,456	$1,608	$1,701	$1,818	$2,035
Less: Cost of revenue, exclusive of depreciation and amortization	(763)	(880)	(931)	(1,014)	(1,069)
Less: Depreciation and amortization related to cost of revenue	(31)	(42)	(56)	(42)	(45)
Gross profit	$662	$686	$714	$762	$921
Gross Margin	45.5%	42.7%	42.0%	41.9%	45.3%
Less: Sales and marketing	$(414)	$(421)	$(418)	$(429)	$(496)
Add: Depreciation and amortization related to cost of revenue	31	42	56	42	45
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue and sales and marketing	26	60	56	59	48
Add: Allocated overhead included in cost of revenue and sales and marketing	14	12	12	13	15
Add: Inventory write-off related to restructuring	—	2	—	—	—
Contribution Profit	$319	$381	$420	$447	$533
Contribution Margin	21.9%	23.7%	24.7%	24.6%	26.2%

Reconciliation of gross profit to Adjusted Gross Profit

	Three Months Ended
(In millions, except percentages)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023

Gross profit	$662	$686	$714	$762	$921
Add: Depreciation and amortization related to cost of revenue	31	42	56	42	45
Add: Stock-based compensation expense and certain payroll tax expense included in cost of revenue	12	31	29	31	24
Add: Allocated overhead included in cost of revenue	9	8	7	8	9
Add: Inventory write-off related to restructuring	—	2	—	—	—
Adjusted Gross Profit	$714	$769	$806	$843	$999
Adjusted Gross Margin	49.0%	47.8%	47.4%	46.4%	49.1%

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Reconciliation of net loss including redeemable non-controlling interests to Adjusted EBITDA

	Three Months Ended
(In millions)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023

Net loss including redeemable non-controlling interests	$(167)	$(263)	$(296)	$(642)	$(162)
Certain legal, tax, and regulatory settlements, reserves, and expenses(1)	24	15	14	19	19
Transaction-related costs(2)	14	44	7	3	1
Restructuring charges	—	3	5	84	2
Inventory write-off related to restructuring	—	2	—	—	—
Impairment expenses(3)	—	—	—	2	—
Provision for (benefit from) income taxes	—	(9)	(5)	(17)	17
Interest (income) expense, net	(1)	(4)	(9)	(16)	(27)
Other (income) expense, net(4)	(5)	3	2	305	1
Stock-based compensation expense and certain payroll tax expense(5)	130	231	251	268	230
Depreciation and amortization expense	59	81	118	111	123
Adjusted EBITDA	$54	$103	$87	$117	$204
(1)We exclude certain costs and expenses from our calculation of Adjusted EBITDA because management believes that these costs and expenses are not indicative of our core operating performance, do not reflect the underlying economics of our business, and are not necessary to operate our business. These excluded costs and expenses consist of (i) certain legal costs primarily related to worker classification matters, (ii) reserves and settlements or other resolutions for or related to the collection of sales, indirect, and other taxes that we do not expect to incur on a recurring basis, (iii) costs related to the settlement of an intellectual property matter, (iv) expenses related to supporting various policy matters, including those related to worker classification and price controls, and (v) donations as part of our relief efforts in connection with the COVID-19 pandemic and Russia's invasion of Ukraine. We believe it is appropriate to exclude the foregoing matters from our calculation of Adjusted EBITDA because (1) the timing and magnitude of such expenses are unpredictable and thus not part of management’s budgeting or forecasting process, and (2) with respect to worker classification matters, management currently expects such expenses will not be material to our results of operations over the long term as a result of increasing legislative and regulatory certainty in this area, including as a result of Proposition 22 in California and similar legislation.
(2)Consists of acquisition, integration, and investment related costs, primarily related to Wolt acquisition.
(3)Consists of impairment expense related to an operating lease right-of-use asset associated with our former headquarters.
(4)Consists primarily of adjustments to non-marketable equity securities, including impairment, for the three months ended December 31, 2022.
(5)Excludes stock-based compensation related to restructuring, which is included in restructuring charges in the table above.
Reconciliation of net cash provided by operating activities to Free Cash Flow

	Trailing Twelve Months Ended
(in millions)	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022	Dec. 31, 2022	Mar. 31, 2023
Net cash provided by operating activities	$506	$419	$511	$367	$784
Purchases of property and equipment	(129)	(143)	(166)	(176)	(183)
Capitalized software and website development costs	(125)	(136)	(154)	(170)	(173)
Free Cash Flow	$252	$140	$191	$21	$428

IR Contact: ir@doordash.com	PR Contact: press@doordash.com

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